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                                                                   Exhibit 10.20

                             SETTLEMENT AGREEMENT
                             AND SPECIFIC RELEASE

     This Settlement Agreement and Specific Release ("Agreement") is entered into this 26th day of March, 1996, by and between JANEX INTERNATIONAL, INC., a Colorado Corporation, formerly known as With Design in Mind International, Inc. ("Janex"), on the one hand, and DECO DISC INDUSTRIES, INC., a Nevada corporation ("Deco Disc"), and its shareholders, Donald Spector, Michael Deutsch, Barbara Carver and James E. McGraw (Deco Disc and its shareholders are jointly and severally referred to herein as the "Deco Disc Parties"), on the other hand, with reference to the following:

     A. On June 1, 1993, With Design in Mind, a subsidiary of Janex entered into a Distributor Agreement with Deco Disc. In connection with the Distributor Agreement, Janex entered into a Warrant Agreement with Deco Disc, dated June 30, 1993 ("Warrant Agreement"), whereby Deco Disc was granted 500,000 common stock purchase warrants ("Warrants"), with certain registration rights.

     B. Pursuant to the terms of the Warrant Agreement, the shares of Janex's common stock underlying the Warrants (the "Warrant Stock") were registered on a Form SB-2 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), on February 13, 1995, SEC File No. 33-87662 (the "Registration").

     C. From time to time Deco Disc has exercised its Warrants, and the original Warrant Agreement has been replaced with successive new Warrant Agreements, representing the balance of the Warrants not yet exercised. As used herein, the term "Warrant Agreement" shall include the Warrant Agreement dated June 30, 1993, and each Warrant Agreement issued in replacement thereof.

     D. From time to time the Deco Disc Parties have claimed that they have been damaged by Janex's failure to register the Warrant Stock within the time limits required by the Warrant Agreement. Additionally, the Deco Disc Parties claim that they have been and continue to be damaged by Janex's failure to timely file a post-effective amendment to the Registration Statement and to update the Prospectus contained therein.

     E. Janex claims that a certain Deco Disc Party or Parties has threatened litigation against Janex which impairs certain financing contemplated by Janex.

     F. Janex denies that it has breached any provision of the Warrant Agreement, or any other agreement with Deco Disc, and denies that the Deco Disc Parties have been damaged through any action or inaction of Janex. The Deco Disc Parties deny that any

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Deco Disc Party has threatened litigation which affects any such financing.

     G. Notwithstanding the viability of any potential cause of action that Janex or the Deco Disco Parties may have, in order to avoid protracted and expensive litigation, the parties hereto have agreed to settle their differences in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises of the parties hereinafter contained, the parties hereto agree as follows:

          i.        Granting of New Warrants.  For and in consideration of the
                    ------------------------
               release set forth in Paragraph 2 below, upon the execution of this Agreement by all parties, Janex shall grant 100,000 unregistered warrants to acquire 100,000 shares of Janex restricted common stock, all in accordance with and in the form of the Settlement Warrant Agreement attached hereto as Exhibit "A" and incorporated herein by this reference. Upon the execution of this Agreement by all parties, Janex and Deco Disc shall execute and deliver to each other, duplicate copies of the Settlement Warrant Agreement attached hereto as Exhibit "A." As a condition precedent to delivery of the Settlement Warrant Agreement, Deco Disc shall execute and deliver to Janex the Investment Letter attached hereto as Exhibit "B."

          ii.       Specific Release by Deco Disc Parties.
                    -------------------------------------

          (a) Subject to Paragraph 2(b) below and except for the obligations set forth in this Agreement and the Settlement Warrant Agreement, Deco Disc, Donald Spector, Michael Deutsch, Barbara Carver and James E. McGraw, and each of them, and each of their respective heirs, executors, personal representatives, successors and assigns, hereby release, acquit and forever discharge Janex International, Inc., its subsidiaries, its transfer agent, and each of their respective shareholders, directors, officers, agents, employees, and attorneys (jointly and severally referred to as the "Janex Released Parties") from any and all claims, obligations, liabilities, debts, demands, suits, orders, covenants, losses, costs, expenses, and attorneys' fees, of every kind and nature whatsoever, whether now known or unknown, arising out of or relating in any manner whatsoever to: (1) any breach or violation by the Janex Released Parties arising or occurring prior to the date of this Agreement, of (i) the Warrant Agreement or (ii) the Distributor Agreement; (2) any failure to prepare and file a Post-Effective Amendment to the Registration Statement (including an updated Prospectus) prior to June 29, 1996, and (3) any failure

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to perform any other act required to make the Warrant Stock freely tradable prior to June 29, 1996.

          (b) The foregoing release in no way impairs the continuing contractual obligations of Janex under the Warrant Agreement from and after the date of this Agreement (except with respect to the Post-Effective Amendment referred to and any failure to perform any other act required to make the Warrant Stock freely tradable prior to June 29, 1996) and the Warrant Agreement shall remain in full force and effect, following the execution of this Agreement.

          iii.      Specific Release by Janex.
                    -------------------------

          (a) Subject to Paragraph 3(b) below and except for the obligations set forth in this Agreement, and the Settlement Warrant Agreement, Janex International, Inc. and its successors and assigns, hereby releases, acquits and forever discharges the Deco Disc Parties, and Deco Disc's directors, officers, agents, employees and attorneys, and the personal representatives, successors, assigns, agents, attorney's and employees of the other Deco Disc Parties (jointly and severally referred to as the "Deco Disc Released Parties") from any and all claims, obligations, liabilities, debts, demands, suits, orders, covenants, losses, costs, expenses, and attorneys' fees, of every kind and nature whatsoever, whether now known or unknown, arising out of or relating in any manner whatsoever to: (1) any breach or violation by the Deco Disc Released Parties, arising or occurring prior to the date of this Agreement, of (i) the Warrant Agreement or (ii) the Distributor Agreement, and (2) any claim based on conduct occuring prior to the date of this Agreement, that any Deco Disc Party has threatened litigation which has affected or impaired the ability of Janex to obtain financing or otherwise damaged it.

          (b) The foregoing release in no way impairs the continuing contractual obligations of Deco Disc under the Warrant Agreement from and after the date of this Agreement and the Warrant Agreement shall remain in full force and effect, following the execution of this Agreement.

          iv.       Amendment to Warrant Agreement.  The last sentence of
                    ------------------------------
               Paragraph 2.e. of the Warrant Agreement is amended to read: "No registration right referred to in Paragraph 2.a. above shall last longer that three (3) years from the date of the original Warrant Agreement (June 30, 1993)."

          v.        No Admissions.  Notwithstanding the provisions of this
                    -------------
               Agreement, no party hereto admits any liability whatsoever to any other party hereto.

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          vi.       Governing Law.  This Agreement shall be interpreted and
                    -------------
               enforced in accordance with the laws of the State of California.

          vii.      Captions.  The captions of paragraphs of this Agreement are
                    --------
               for convenience and identification only, and shall not be deemed to limit, amplify, or define the contents of the respective sections or paragraphs to which they pertain.

          viii.     Counterparts.  This Agreement may be executed in multiple
                    ------------
                    counterparts, each of which shall be deemed an original and which shall together constitute one and the same instrument.

          ix.       Entire Agreement.  This Agreement and its exhibits,
                    ----------------
               constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, terms, conditions and representations, written or oral, made by the parties concerning the matters covered by this Agreement. This Agreement may be amended or modified only by a written agreement signed by the parties hereto.

          x.        Binding on Successors.  The terms, covenants, conditions and
                    ---------------------
               provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

          xi.       No Assignment of Claims.  The parties hereto, and each of
                    -----------------------
               them, represent and warrant that none of them have sold, conveyed, assigned or in any manner transferred or purported to sell, convey, assign or transfer, voluntarily or by operation of law, any of the claims released in this Agreement.

          xii.      Attorneys' Fees.  In the event any action or proceeding is
                    ---------------
               instituted to interpret or enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees.

          xiii.     Incorporation of Recitals.  The Recitals set forth in
                    -------------------------
               Paragraphs A through G above are incorporated herein and hereat by reference.

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          xiv.      Authority.  Each individual executing this Agreement on
                    ---------
               behalf of an entity represents and warrants that such individual has full power, authority and right to execute this Agreement on behalf of such entity, and to bind the entity hereto, and that such entity knows of and has approved and authorized the execution of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"JANEX"                                   "DECO DISC PARTIES"
JANEX INTERNATIONAL, INC.                 DECO DISC INDUSTRIES, INC.


By:  /s/ Sheldon F. Morick                By: /s/ James E. McGraw
     -----------------------                 -------------------------
     Sheldon F. Morick,                        James E. McGraw,
     President                                 President


                                              /s/ James E. McGraw
                                          ----------------------------
                                          James E. McGraw, individually


                                              /s/ Donald Spector
                                          ----------------------------
                                          Donald Spector, individually


                                              /s/ Michael Deutsch
                                          ----------------------------
                                          Michael Deutsch, individually


                                              /s/ Barbara Carver
                                          ----------------------------
                                          Barbara Carver, individually

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